UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2021

QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Drive, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2021, QuickLogic Corporation (the “Company”) entered into a Share Subscription Agreement with an investor for the sale of 125,000 shares of common stock, par value $0.001 (the “Common Stock”). On September 30, 2021, the Company entered into a Common Stock Purchase Agreement with another investor for the sale of 73,664 shares of Common Stock, in a registered direct offering. These two share placements resulted in gross proceeds of approximately $1.08 million (the “Financing”). The purchase price for each share of Common Stock in each placement was $5.43.

The Company currently intends to use the net proceeds from the Financing for working capital, the development of next generation eFPGA-based products, including AI and open source hardware or software, and general corporate purposes. We may also use a portion of the net proceeds to acquire and/or license technologies and acquire and/or invest in businesses when the opportunity arises; however, we currently have no commitments or agreements and are not involved in any negotiations with respect to any such transactions.

A copy of the form of the Common Stock Purchase Agreement and the Share Subscription Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Common Stock Purchase Agreement and the Share Subscription Agreement, are subject to, and qualified in their entirety by, such documents.

On September 30, 2021, the Company issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Legal Opinion of Jones Day
10.1	Form of Common Stock Purchase Agreement, dated September 30, 2021, between QuickLogic Corporation and the investor named therein
10.2	Form of Share Subscription Agreement, dated September 22, 2021, between QuickLogic Corporation and the purchaser named therein
23.1	Consent of Jones Day (contained in Exhibit 5.1)
99.1	Press Release dated September 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2021	QuickLogic Corporation

/s/ Anthony Contos
Anthony Contos Interim Principal Financial Officer and Chief Accounting Officer